UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 4, 2013

FRIENDFINDER NETWORKS INC.

 (Exact Name of Registrant as Specified in Its Charter)

Nevada	001-34622	13-3750988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6800 Broken Sound Parkway, Suite 200 Boca Raton, Florida	33487
(Address of Principal Executive Offices)	(Zip Code)

(561) 912-7000

 (Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

The information relating to the entering into of the First Amendment to the Forbearance Agreements set forth below in “Item 8.01 - Other Events” is incorporated by reference herein.

Item 3.01.

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 7, 2013, FriendFinder Networks Inc. (“FFN”) received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) stating that FFN had failed to comply with the $1.00 minimum bid price required for continued listing of its common stock under Rule 5450(a)(1) and the minimum $15,000,000 market value of its publicly held shares under Rule 5450(b)(2)(C) during the 180 calendar days ending on February 5, 2013 that had been previously provided to FFN to regain compliance and, as a result, FFN’s common stock is subject to delisting from The Nasdaq Global Market. FFN intends to appeal the Nasdaq staff determination to a Nasdaq Listings Qualifications Panel (the “Panel”). Although there can be no assurance that the Panel will grant FFN’s request for continued listing, the appeal will stay the delisting of FFN’s stock from The Nasdaq Global Market pending the Panel’s decision.

Item 8.01.

Other Events.

On February 4, 2013, FFN and Interactive Network, Inc. (“INI” and collectively with FFN, the “Issuers”), entered into the First Amendment to the Forbearance Agreements previously entered into on November 5, 2012 (as described in the Form 8-K that FFN filed on November 8, 2012) with the holders of approximately 94% of the Issuers’ 14% Senior Secured Notes due 2013 and the holders of 100% of the Cash Pay Secured Notes due 2013 (collectively, the “Amendments”). The Amendments extend the forbearance period to May 6, 2013 unless certain events are triggered before such date. Additionally, the Issuers were obligated under the indentures governing the terms of the notes to make an excess cash flow prepayment on February 4, 2013 based upon excess cash flow of the Issuers and their subsidiaries for the quarterly period ended December 31, 2012. Although the Issuers had sufficient cash on hand to make the excess cash flow payment due on February 4, 2013, the Issuers elected to refrain from making the excess cash flow payment in order to conserve cash and take advantage of what management believes are current favorable market conditions to refinance the Issuer’s debt.

The foregoing summary is qualified in its entirety by reference to the Amendments, copies of which are filed as Exhibits 10.1 and 10.2 to this Form 8-K, and to the Forbearance Agreements, copies of which were filed as Exhibits 10.1 and 10.2 to the Form 8-K filed on November 8, 2012.

(d) Exhibits

Exhibit No.	Description
10.1	Form of First Amendment to Forbearance Agreement entered into between FriendFinder Networks Inc., Interactive Network, Inc. and certain holders of the 14% Senior Secured Notes due 2013.
10.2	Form of First Amendment to Forbearance Agreement entered into between FriendFinder Networks Inc., Interactive Network, Inc. and the holders of the Cash Pay Secured Notes due 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2013

FRIENDFINDER NETWORKS INC.

By: /s/ Ezra Shashoua

Name: Ezra Shashoua

Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Form of First Amendment to Forbearance Agreement entered into between FriendFinder Networks Inc., Interactive Network, Inc. and certain holders of the 14% Senior Secured Notes due 2013.
10.2	Form of First Amendment to Forbearance Agreement entered into between FriendFinder Networks Inc., Interactive Network, Inc. and the holders of the Cash Pay Secured Notes due 2013.